EXHIBIT 99.1
AUGUST 18, 2025
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Second Quarter 2025 Financial Results

Hammond, Louisiana, August 18, 2025 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the second quarter and six months ending June 30, 2025.

Financial Highlights for the second quarter and six months ended June 30, 2025, are as follows:

•First Guaranty continued with its business strategy to reduce risk in the loan portfolio during the second quarter of 2025. Non-performing assets were reduced by $6.8 million as compared to March 31, 2025. This was primarily accomplished through a successful workout structure associated with a previous commercial real estate loan on non-accrual collateralized by an assisted living center loan located in Alabama. Additionally, in July 2025 First Guaranty sold an $8.8 million non-accrual loan secured by a shopping center located in the Mid-West. First Guaranty’s largest OREO property, a $7.4 million land development loan in Texas, is under a sales agreement with an anticipated sale in the fourth quarter of 2025.

•First Guaranty recorded a provision to the credit allowance of $16.6 million for the second quarter of 2025. The primary driver for the provision was related to specific reserves on individually evaluated loans and increased reserves due to the recent loan portfolio trends. First Guaranty’s allowance for credit losses was 2.44% of total loans as of June 30, 2025. Subsequent to the filing of First Guaranty’s press release on July 31, 2025 First Guaranty made an additional provision of $1.9 million to the credit allowance. The additional provision was associated with two loans that were individually evaluated for impairment.

•First Guaranty continued with its expense reduction plans in the second quarter of 2025. Noninterest expense totaled $17.3 million in the second quarter of 2025, a decline of $0.8 million compared to the first quarter of 2025. The decline was primarily due to reduced personnel expense and reduced professional fees as the bank did not sell any loans in the second quarter. Comparing the second quarter of 2025 with the second quarter of 2024, First Guaranty reduced noninterest expense by $3.3 million. This translates into an annual run rate savings of approximately $13.4 million which is line with First Guaranty’s strategic plans previously announced in the second quarter of 2024.
•First Guaranty loan balances declined to $2.41 billion at June 30, 2025 compared to $2.51 billion at March 31, 2025, $2.69 billion at December 31, 2024, and $2.77 billion at September 30, 2024. The reduction in loan balances occurred due to participations, payoffs, write offs, loan sales and loan amortization. The continued reduction was part of First Guaranty’s strategy to reduce loan concentration risk particularly related to commercial real estate loans. Total real estate secured loans declined to $1.94 billion at June 30, 2025 compared to $2.02 billion at March 31, 2025, $2.14 billion at December 31, 2024 and $2.16 billion at September 30, 2024. First Guaranty’s unfunded loan commitments for commercial real estate construction declined to $35 million at June 30, 2025 compared to $58 million at March 31, 2025, $72 million at December 31, 2024 and $108 million at September 30, 2024. First Guaranty anticipates continuing to reduce commercial real estate secured loans in 2025.

•Total assets decreased $3.1 million and were $4.0 billion at June 30, 2025 compared to December 31, 2024. Total loans at June 30, 2025 were $2.4 billion, a decrease of $283.3 million, or 10.5%, compared with December 31, 2024. Total deposits were $3.5 billion at June 30, 2025, a decrease of $5.1 million, or 0.1%, compared with December 31, 2024. Retained earnings were $58.1 million at June 30, 2025, a decrease of $14.9 million compared to $73.0 million at December 31, 2024. Shareholders' equity was $263.1 million and $255.0 million at June 30, 2025 and December 31, 2024, respectively.

•Net (loss) income for the three months ended June 30, 2025 and 2024 was $(7.3) million and $7.2 million respectively, a decrease of $14.5 million. Net (loss) income for the six months ended June 30, 2025 and 2024 was $(13.5) million and $9.5 million, respectively, a decrease of $23.0 million. The provision for credit losses was the primary driver for the loss as net interest income and noninterest income were stable for the quarter and noninterest expense declined. Net (loss) income for the three and six months ended June 30, 2025 decreased by $1.5 million subsequent to the filing of First Guaranty's press release on July 31, 2025 as a result of the additional provision for credit losses noted above.

•(Loss) earnings per common share were $(0.61) and $0.53 for the three months ended June 30, 2025 and 2024, respectively. Total weighted average shares outstanding were 12,910,785 and 12,504,717 for the three months ended June 30, 2025 and 2024, respectively. (Loss) earnings per common share were $(1.15) and $0.67 for the six months ended June 30, 2025 and 2024, respectively. Total weighted average shares outstanding were 12,709,905 and 12,497,313 for the six months ended June 30, 2025 and 2024, respectively. The change in shares was primarily due to the conversion of $15.0 million in subordinated debt to common stock and the issuance of 358,680 shares of common stock under private placement during the second quarter of 2025.

•The allowance for credit losses was 2.44% of total loans at June 30, 2025 compared to 1.29% at December 31, 2024.

•Net interest income for the three months ended June 30, 2025 was $22.2 million compared to $21.2 million for the three months ended June 30, 2024. Net interest income for the six months ended June 30, 2025 was $44.5 million compared to $43.2 million for the six months ended June 30, 2024.

•The provision for credit losses for the three months ended June 30, 2025 was $16.6 million compared to $6.8 million for the three months ended June 30, 2024. The provision for credit losses for the six months ended June 30, 2025 was $31.2 million compared to $9.1 million for the six months ended June 30, 2024.

•Charge-offs were $1.1 million during the three months ended June 30, 2025 and $8.8 million during the same period in 2024. Recoveries totaled $0.2 million during the three months ended June 30, 2025 and $0.3 million during the same period in 2024. Charge-offs were $8.0 million during the six months ended June 30, 2025 and $11.1 million during the same period in 2024. Recoveries totaled $0.4 million during the six months ended June 30, 2025 and $0.5 million during the same period in 2024.

•First Guaranty had $7.7 million of other real estate owned as of June 30, 2025 compared to $0.3 million at December 31, 2024. $7.4 million of other real estate owned as of June 30, 2025 is comprised of a land development project that is under contract to be sold in the fourth quarter of 2025.

•The net interest margin for the three months ended June 30, 2025 was 2.34% which was a decrease of 14 basis points from the net interest margin of 2.48% for the same period in 2024. The net interest margin for the six months ended June 30, 2025 was 2.35% which was a decrease of 18 basis points from the net interest margin of 2.53% for the same period in 2024. Loans as a percentage of average interest earning assets decreased to 66.5% at June 30, 2025 compared to 81.1% at June 30, 2024.

•Investment securities totaled $719.7 million at June 30, 2025, an increase of $117.0 million when compared to $602.7 million at December 31, 2024. At June 30, 2025, available for sale securities, at fair value, totaled $397.6 million, an increase of $116.5 million when compared to $281.1 million at December 31, 2024. At June 30, 2025, held to maturity securities, at amortized cost and net of the allowance for credit losses totaled $322.1 million, an increase of $0.5 million when compared to $321.6 million at December 31, 2024. The allowance for credit losses for HTM securities was $0.2 million at June 30, 2025 and December 31, 2024.

•Total loans net of unearned income were $2.4 billion at June 30, 2025, a net decrease of $283.3 million from December 31, 2024. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $58.9 million at June 30, 2025 and $34.8 million at December 31, 2024, respectively.

•Nonaccrual loans increased $10.7 million to $119.2 million at June 30, 2025 compared to $108.5 million at December 31, 2024. Nonaccrual loans decreased $14.2 million when compared to March 31, 2025.

•At June 30, 2025, the largest 6 non-performing loan relationships comprise 75% of total non-performing loans. Additional details on the non-performing relationships are as follows:
1.A $27.5 million loan relationship secured by an independent living center located in Louisiana; the loan was placed on nonaccrual in the fourth quarter of 2024.
2.A $25.9 million loan relationship secured by a multifamily apartment complex located in Texas; the loan was placed on nonaccrual in the fourth quarter of 2024.
3.A $15.6 million loan relationship secured by an assisted living center located in Louisiana; the loan was placed on nonaccrual in the second quarter of 2025.
4.A $8.8 million loan relationship was placed on nonaccrual at June 30, 2024. The loan relationship originally totaled $37.0 million and was secured by five retail shopping center properties located in the Midwest. First Guaranty initiated liquidation of the collateral with two properties sold in the fourth quarter of 2024 and two properties sold in the first quarter of 2025. The proceeds, net of charge-offs, reduced the balance to $8.8 million at March 31, 2025. This loan was subsequently sold and paid off in full during July 2025.
5.A $6.7 million loan relationship secured by a multifamily apartment complex located in Texas; the loan was placed on nonaccrual in the second quarter of 2025.
6.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana.

•First Guaranty charged off $1.1 million in loan balances during the second quarter of 2025. The details of the $1.1 million in charged-off loans were as follows:
1.First Guaranty charged off $0.2 million in consumer loans during the second quarter of 2025. The consumer loan charge offs included $0.1 million in credit card loans, $0.1 million of loans secured by automobiles or equipment, and $0.1 million in unsecured loans.
2.First Guaranty charged off $0.3 million on a commercial and industrial loan during the second quarter of 2025. This relationship had no remaining principal balance as of June 30, 2025.
3.First Guaranty charged off $0.2 million on a commercial lease loan relationship during the second quarter of 2025. This relationship had a remaining principal balance of $1.2 million as of June 30, 2025.
4.Smaller loans and overdrawn deposit accounts comprised the remaining $0.4 million of charge-offs for the second quarter of 2025.

•Noninterest expense totaled $17.3 million for the second quarter of 2025, $18.0 million for the first quarter of 2025, $17.9 million for the fourth quarter of 2024, $19.7 million for the third quarter of 2024, and $20.6 million for the second quarter of 2024. Full time equivalent employees totaled 360 at June 30, 2025. Full time equivalent employees totaled 380 at March 31, 2025, 399 at December 31, 2024, and 495 at June 30, 2024.

•Return on average assets for the three months ended June 30, 2025 and 2024 was (0.75)% and 0.81%, respectively. Return on average assets for the six months ended June 30, 2025 and 2024 was (0.69)% and 0.54%, respectively. Return on average common equity for the three months ended June 30, 2025 and 2024 was (14.33)% and 12.16%, respectively. Return on average common equity for the six months ended June 30, 2025 and 2024 was (13.31)% and 7.66% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $15.21 as of June 30, 2025 compared to $17.75 as of December 31, 2024. The decrease was due primarily to the decrease in retained earnings and recent issuance of new shares, offset by changes in accumulated other comprehensive income ("AOCI"). AOCI is comprised of unrealized gains and losses on available for sale securities, including unrealized losses on available for sale securities at the time of transfer to held to maturity.

•First Guaranty's Board of Directors declared cash dividends of $0.01 and $0.16 per common share in the second quarter of 2025 and 2024. The reduction in the common stock dividend payment was done in order to increase capital as part of First Guaranty’s new business strategy announced in the third quarter of 2024. First Guaranty has paid 128 consecutive quarterly dividends as of June 30, 2025.

•First Guaranty paid preferred stock dividends of $1.2 million during the first six months of 2025 and 2024.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-five locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.
Forward Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents:
Cash and due from banks	$714,313	$563,778
Federal funds sold	557	430
Cash and cash equivalents	714,870	564,208

Interest-earning time deposits with banks	250	250

Investment securities:
Available for sale, at fair value	397,573	281,097
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $260,080 and $251,458 respectively)	322,149	321,622
Investment securities	719,722	602,719

Federal Home Loan Bank stock, at cost	9,956	9,706
Loans held for sale	—	—

Loans, net of unearned income	2,410,505	2,693,780
Less: allowance for credit losses	58,871	34,811
Net loans	2,351,634	2,658,969

Premises and equipment, net	66,035	67,789
Goodwill	12,900	12,900
Intangible assets, net	3,056	3,474
Other real estate, net	7,657	319
Accrued interest receivable	13,305	14,850
Other assets	70,196	37,544
Total Assets	$3,969,581	$3,972,728

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$442,267	$404,056
Interest-bearing demand	1,402,960	1,387,068
Savings	247,120	234,444
Time	1,388,991	1,450,692
Total deposits	3,481,338	3,476,260

Short-term advances from Federal Home Loan Bank	—	—
Short-term borrowings	—	—
Repurchase agreements	7,117	7,009
Accrued interest payable	19,498	20,437
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,186	15,169
Junior subordinated debentures	29,775	44,745
Other liabilities	19,579	19,059
Total Liabilities	3,706,493	3,717,679

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 15,120,172 and 12,504,717 shares issued and outstanding	15,120	12,505
Surplus	167,041	149,389
Retained earnings	58,078	72,965
Accumulated other comprehensive (loss) income	(10,209)	(12,868)
Total Shareholders' Equity	263,088	255,049
Total Liabilities and Shareholders' Equity	$3,969,581	$3,972,728
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2025	2024	2025	2024
Interest Income:
Loans (including fees)	$41,013	$47,552	$83,982	$94,470
Deposits with other banks	7,511	3,626	13,510	7,102
Securities (including FHLB stock)	5,797	2,473	11,292	4,987
Total Interest Income	54,321	53,651	108,784	106,559

Interest Expense:
Demand deposits	12,708	17,059	24,912	34,035
Savings deposits	1,336	1,327	2,598	2,554
Time deposits	15,196	10,446	31,086	20,018
Borrowings	2,841	3,577	5,725	6,789
Total Interest Expense	32,081	32,409	64,321	63,396

Net Interest Income	22,240	21,242	44,463	43,163
Less: Provision for credit losses	16,610	6,805	31,158	9,109
Net Interest Income after Provision for Credit Losses	5,630	14,437	13,305	34,054

Noninterest Income:
Service charges, commissions and fees	834	795	1,683	1,528
ATM and debit card fees	778	804	1,525	1,568
Net gains on securities	—	—	—	—
Net gains on sale of loans	—	10	—	10
Net gains on sale of assets	—	13,207	4	13,213
Other	544	710	1,298	1,515
Total Noninterest Income	2,156	15,526	4,510	17,834

Total Business Revenue, Net of Provision for Credit Losses	7,786	29,963	17,815	51,888

Noninterest Expense:
Salaries and employee benefits	7,843	10,440	16,284	20,340
Occupancy and equipment expense	2,605	2,547	5,245	4,818
Other	6,819	7,622	13,755	14,385
Total Noninterest Expense	17,267	20,609	35,284	39,543

(Loss) Income Before Income Taxes	(9,481)	9,354	(17,469)	12,345
Less: (Benefit) provision for income taxes	(2,178)	2,153	(4,000)	2,834
Net (Loss) Income	(7,303)	7,201	(13,469)	9,511
Less: Preferred stock dividends	582	582	1,164	1,164
Net (Loss) Income Available to Common Shareholders	$(7,885)	$6,619	$(14,633)	$8,347

Per Common Share:
(Loss) Earnings	$(0.61)	$0.53	$(1.15)	$0.67
Cash dividends paid	$0.01	$0.16	$0.02	$0.32

Weighted Average Common Shares Outstanding	12,910,785	12,504,717	12,709,905	12,497,313
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended June 30, 2025			Three Months Ended June 30, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$676,456	$7,511	4.45%	$271,113	$3,626	5.38%
Securities (including FHLB stock)	671,090	5,797	3.46%	370,926	2,473	2.68%
Federal funds sold	573	—	—%	627	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,459,978	41,013	6.69%	2,807,234	47,552	6.81%
Total interest-earning assets	3,808,097	$54,321	5.72%	3,449,900	$53,651	6.25%

Noninterest-earning assets:
Cash and due from banks	20,676			20,264
Premises and equipment, net	66,172			70,790
Other assets	22,876			30,854
Total Assets	$3,917,821			$3,571,808

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,367,486	$12,708	3.73%	$1,519,363	$17,059	4.52%
Savings deposits	243,589	1,336	2.20%	231,166	1,327	2.31%
Time deposits	1,406,320	15,196	4.33%	885,871	10,446	4.74%
Borrowings	200,862	2,841	5.67%	239,114	3,577	6.02%
Total interest-bearing liabilities	3,218,257	$32,081	4.00%	2,875,514	$32,409	4.53%

Noninterest-bearing liabilities:
Demand deposits	406,409			420,957
Other	39,427			23,342
Total Liabilities	3,664,093			3,319,813

Shareholders' equity	253,728			251,995
Total Liabilities and Shareholders' Equity	$3,917,821			$3,571,808
Net interest income		$22,240			$21,242

Net interest rate spread (1)			1.72%			1.72%
Net interest-earning assets (2)	$589,840			$574,386
Net interest margin (3), (4)			2.34%			2.48%

Average interest-earning assets to interest-bearing liabilities			118.33%			119.98%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.35% and 2.47% for the above periods ended June 30, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended June 30, 2025 and 2024 respectively.
(5)Annualized.
(6)Includes loan fees of $1.2 million and $2.0 million for the three months ended June 30, 2025 and 2024 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Six Months Ended June 30, 2025			Six Months Ended June 30, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$612,331	$13,510	4.45%	$266,547	$7,102	5.36%
Securities (including FHLB stock)	664,386	11,292	3.43%	381,570	4,987	2.63%
Federal funds sold	523	—	—%	478	—	—%
Loans held for sale	1,705	—	—%	—	—	—%
Loans, net of unearned income (6)	2,541,990	83,982	6.66%	2,784,384	94,470	6.82%
Total interest-earning assets	3,820,935	$108,784	5.74%	3,432,979	$106,559	6.24%

Noninterest-earning assets:
Cash and due from banks	20,517			19,650
Premises and equipment, net	66,550			70,445
Other assets	26,847			29,345
Total Assets	$3,934,849			$3,552,419

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,370,630	$24,912	3.67%	$1,530,063	$34,035	4.47%
Savings deposits	240,265	2,598	2.18%	227,562	2,554	2.26%
Time deposits	1,423,912	31,086	4.40%	868,292	20,018	4.64%
Borrowings	201,441	5,725	5.73%	233,635	6,789	5.84%
Total interest-bearing liabilities	3,236,248	$64,321	4.01%	2,859,552	$63,396	4.46%

Noninterest-bearing liabilities:
Demand deposits	404,214			420,437
Other	39,679			20,258
Total Liabilities	3,680,141			3,300,247

Shareholders' equity	254,708			252,172
Total Liabilities and Shareholders' Equity	$3,934,849			$3,552,419
Net interest income		$44,463			$43,163

Net interest rate spread (1)			1.73%			1.78%
Net interest-earning assets (2)	$584,687			$573,427
Net interest margin (3), (4)			2.35%			2.53%

Average interest-earning assets to interest-bearing liabilities			118.07%			120.05%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.35% and 2.53% for the above periods ended June 30, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended June 30, 2025 and 2024 respectively.
(5)Annualized.
(6)Includes loan fees of $2.8 million and $4.0 million for the six months ended June 30, 2025 and 2024 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of June 30, 2025, March 31, 2025, December 31, 2024,and September 30, 2024:

	June 30, 2025		March 31, 2025		December 31, 2024		September 30, 2024
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$268,828	11.1%	$288,291	11.4%	$330,048	12.2%	$323,123	11.6%
Farmland	32,267	1.3%	29,961	1.2%	35,991	1.3%	39,569	1.4%
1- 4 Family	440,465	18.2%	444,373	17.6%	450,371	16.7%	471,885	17.0%
Multifamily	144,864	6.0%	144,518	5.7%	165,121	6.1%	162,243	5.8%
Non-farm non-residential	1,052,503	43.5%	1,117,174	44.4%	1,159,842	42.9%	1,165,552	42.0%
Total Real Estate	1,938,927	80.1%	2,024,317	80.3%	2,141,373	79.2%	2,162,372	77.8%
Non-Real Estate:
Agricultural	42,831	1.8%	37,599	1.5%	40,722	1.5%	47,552	1.7%
Commercial and industrial(1)	238,144	9.9%	234,511	9.3%	257,518	9.5%	274,441	9.9%
Commercial leases	159,209	6.6%	183,993	7.3%	220,200	8.2%	248,563	9.0%
Consumer and other	38,240	1.6%	39,773	1.6%	42,267	1.6%	45,672	1.6%
Total Non-Real Estate	478,424	19.9%	495,876	19.7%	560,707	20.8%	616,228	22.2%
Total loans before unearned income	2,417,351	100.0%	2,520,193	100.0%	2,702,080	100.0%	2,778,600	100.0%
Unearned income	(6,846)		(7,405)		(8,300)		(8,949)
Total loans net of unearned income	$2,410,505		$2,512,788		$2,693,780		$2,769,651

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Nonaccrual loans:
Real Estate:
Construction and land development	$1,766	$11,502	$3,624	$2,815
Farmland	1,785	2,177	2,619	1,189
1- 4 family	11,866	10,582	10,053	9,563
Multifamily	34,668	26,533	27,542	537
Non-farm non-residential	59,668	72,949	54,171	42,414
Total Real Estate	109,753	123,743	98,009	56,518
Non-Real Estate:
Agricultural	1,782	1,798	1,992	1,968
Commercial and industrial	5,567	6,152	6,762	3,711
Commercial leases	1,961	1,533	1,533	3,334
Consumer and other	116	167	233	257
Total Non-Real Estate	9,426	9,650	10,520	9,270
Total nonaccrual loans	119,179	133,393	108,529	65,788

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	7,394	—
Farmland	—	—	—	—
1- 4 family	—	—	—	77
Multifamily	—	—	—	—
Non-farm non-residential	284	387	4,108	—
Total Real Estate	284	387	11,502	77
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	284	387	11,502	77

Total non-performing loans	119,463	133,780	120,031	65,865

Real Estate Owned:
Real Estate Loans:
Construction and land development	7,384	—	226	203
Farmland	—	—	—	—
1- 4 family	192	62	3	267
Multifamily	—	—	—	—
Non-farm non-residential	81	90	90	690
Total Real Estate	7,657	152	319	1,160
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	7,657	152	319	1,160

Total non-performing assets	$127,120	$133,932	$120,350	$67,025

Non-performing assets to total loans	5.27%	5.33%	4.47%	2.42%
Non-performing assets to total assets	3.20%	3.50%	3.03%	1.71%
Non-performing loans to total loans	4.96%	5.32%	4.46%	2.38%
Nonaccrual loans to total loans	4.94%	5.31%	4.03%	2.38%
Allowance for credit losses to nonaccrual loans	49.40%	32.25%	32.08%	50.59%
Net loan charge-offs to average loans	0.60%	1.03%	0.64%	0.62%

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Other noninterest expense:
Legal and professional fees	$671	$1,504	$1,759	$2,477
Data processing	349	406	686	783
ATM fees	502	394	852	813
Marketing and public relations	163	370	404	703
Taxes - sales, capital, and franchise	543	607	1,043	1,211
Operating supplies	49	105	86	206
Software expense and amortization	1,188	1,367	2,404	2,620
Travel and lodging	126	260	198	487
Telephone	104	137	195	242
Amortization of core deposit intangibles	174	174	348	348
Donations	82	108	140	183
Net costs from other real estate and repossessions	24	179	74	383
Regulatory assessment	1,609	989	3,153	1,922
Other	1,235	1,022	2,413	2,007
Total other noninterest expense	$6,819	$7,622	$13,755	$14,385

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At June 30,	At December 31,
(in thousands except for share data and %)	2025	2024	2023	2022	2021
Tangible Common Equity
Total shareholders' equity	$263,088	$255,049	$249,631	$234,991	$223,889
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	2,614	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible common equity	$214,416	$206,029	$199,915	$184,678	$172,880
Common shares outstanding	15,120,172	12,504,717	12,475,424	10,716,796	10,716,796
Book value per common share	$15.21	$17.75	$17.36	$18.84	$17.81
Tangible book value per common share	$14.18	$16.48	$16.03	$17.23	$16.13
Tangible Assets
Total Assets	$3,969,581	$3,972,728	$3,552,772	$3,151,347	$2,878,120
Adjustments:
Goodwill	12,900	12,900	12,900	12,900	12,900
Acquisition intangibles	2,614	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible Assets	$3,953,967	$3,956,766	$3,536,114	$3,134,092	$2,860,169
Tangible common equity to tangible assets	5.42%	5.21%	5.65%	5.89%	6.04%